CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 22, 2010, in this Registration Statement on Form S-1 Amendment No. 2 of Warmen Limited, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
September 14, 2010